UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-36279	75-3175693
(Commission File No.)	(IRS Employer Identification No.)

1 Parrott Drive

Shelton, Connecticut 06484

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 567-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

As previously described in the Registration Statement on Form S-1 (the “Registration Statement”) filed by Cara Therapeutics, Inc. (the “Company”) in connection with the Company’s initial public offering of shares of its common stock (the “IPO”) on February 5, 2014, upon completion of the IPO, the Company entered into employment agreements with Derek Chalmers (in his position as Chief Executive Officer), Frédérique Menzaghi (in her position as Vice President – Research and Development) and Josef Schoell (in his position as Chief Financial Officer) (the “Employment Agreements”).

Under the Employment Agreements, the executive officers’ respective annual salaries and target annual bonuses are:

Executive Officer	Base Salary	Target Bonus (as a % of Base Salary)
Dr. Chalmers	$440,000	50%
Dr. Menzaghi	$302,500	35%
Mr. Schoell	$209,000	35%

Under the Employment Agreements, each executive officer is eligible for severance benefits in specified circumstances. Under the terms of the agreements, upon execution and effectiveness of a general release of claims, each executive officer will be entitled to severance payments if we terminate his or her employment without cause, or in the case of Dr. Chalmers, he terminates employment with us for good reason.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full texts of the Employment Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, each of which is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation and Bylaws

On February 5, 2014, the Company filed an amended and restated certificate of incorporation (the “Amended Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Company’s board of directors (the “Board”) and stockholders previously approved the Amended Certificate to be filed in connection with, and to be effective upon, the closing of the IPO, and the form of the Amended Certificate was filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed in connection with the IPO. On February 5, 2014, the Company’s Amended and Restated Bylaws (the “Amended Bylaws”) became effective in connection with the closing of the IPO. The Company’s Board and stockholders previously approved the Amended Bylaws to become effective on the closing of the IPO, and the form of the Amended Bylaws was filed as Exhibit 3.5 to the Registration Statement.

The Amended Certificate amends and restates in its entirety the Company’s amended and restated certificate of incorporation, as amended, and the Amended Bylaws amend and restate, in their entirety, the Company’s amended and restated bylaws. Collectively, the Amended Certificate and the Amended Bylaws, among other things: (i) authorize 100,000,000 shares of common stock; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series; (iv) provide that the Board be divided into three classes with staggered three-year terms, with one class of directors to be elected at each annual meeting of the Company’s stockholders; (v) provide that directors may only be removed with cause and only upon the affirmative vote of holders of at least two-thirds of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors; (vi) provide that, subject to limited exceptions, vacancies on the Board shall only be filled by the remaining members of the Board; (vii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; and (viii) provide that only the Board, the chairman of the Board or the chief executive officer may call a special meeting of stockholders.

The foregoing description of the Amended Certificate and the Amended Bylaws is qualified in its entirety by reference to the full texts of the Amended Certificate, which is filed as Exhibit 3.1 hereto, and the Amended Bylaws, which are filed as Exhibit 3.2 hereto, each of which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.

10.1	Employment Agreement with Derek Chalmers.

10.2	Employment Agreement with Frédérique Menzaghi.

10.3	Employment Agreement with Josef Schoell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2014	CARA THERAPEUTICS, INC.

	By:	/s/ Derek Chalmers
Derek Chalmers
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.

10.1	Employment Agreement with Derek Chalmers.

10.2	Employment Agreement with Frédérique Menzaghi.

10.3	Employment Agreement with Josef Schoell.